Exhibit 99.1

Zai Lab Announces Proposed Public Offering of American Depositary Shares

SHANGHAI, SAN FRANCISCO, CA, April 19, 2021 (GLOBE NEWSWIRE) – Zai Lab Limited (“Zai Lab” or the “Company”) (NASDAQ:ZLAB, HKEX: 9688), an innovative commercial stage biopharmaceutical company, today announced that it has commenced an underwritten public offering of $750,000,000 of American depositary shares (“ADSs”), each representing one ordinary share of the Company. All ADSs will be offered by Zai Lab. Zai Lab expects to grant the underwriters a 30-day option to purchase additional ADSs. Investors have an option to receive ordinary shares of the Company (“Shares”) in lieu of ADSs in this offering only, and such option will not be available to purchasers of the additional ADSs.

J.P. Morgan Securities LLC, Goldman Sachs & Co. LLC, Jefferies LLC, Citigroup Global Markets Inc., SVB Leerink LLC and Guggenheim Securities, LLC are acting as joint book-running managers for the ADS offering. J.P. Morgan Securities plc, Goldman Sachs (Asia) L.L.C., Jefferies Hong Kong Limited, Citigroup Global Markets Limited and Guggenheim Securities, LLC are acting as joint book-running managers in respect of any ordinary shares issued to investors electing to receive ordinary shares in lieu of ADSs. The offering is subject to market and other conditions, and there can be no assurance as to whether or when the offering may be completed.

The offering will be made pursuant to a shelf registration statement on Form S-3ASR, which became automatically effective upon filing with the U.S. Securities and Exchange Commission (“SEC”) on April 19, 2021. A preliminary prospectus supplement related to the proposed ADS offering is being filed with the SEC.

Copies of the registration statement on Form S-3ASR, the preliminary prospectus supplement and the accompanying prospectus may be obtained from: (i) J.P. Morgan Securities LLC, c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, New York 11717, via telephone at 1-866-803-9204 or via email at prospectus-eq_fi@jpmchase.com, (ii) Goldman Sachs & Co. LLC, Prospectus Department, 200 West Street, New York, NY 10282, telephone: 1-866-471-2526, facsimile: 212-902-9316 or by emailing Prospectus-ny@ny.email.gs.com, (iii) Jefferies LLC, Attention: Equity Syndicate Prospectus Department, 520 Madison Avenue, 2nd Floor, New York 10022, or by telephone at 1-877-821-7388 or via email at prospectus_department@jefferies.com, (iv) Citigroup Capital Markets Inc., c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717 or by telephone at 1-800-831-9146 and (v) SVB Leerink LLC, Attention: Syndicate Department, One Federal Street, 37th Floor, Boston, MA 02110, by telephone at 1-800-808-7525 ex. 6105 or by email at syndicate@svbleerink.com.

This press release does not constitute an offer to sell or the solicitation of an offer to buy ADSs, Shares or any other securities, nor shall there be any sale of ADSs or Shares in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Zai Lab

Zai Lab (NASDAQ:ZLAB, HKEX:9688) is an innovative, research-based, commercial-stage biopharmaceutical company focused on developing and commercializing therapies that address medical conditions with unmet needs in oncology, autoimmune disorders and infectious disease. To that end, our experienced team has secured partnerships with leading global biopharmaceutical companies in order to generate a broad pipeline of innovative marketed products and product candidates. We have also built an in-house team with strong product discovery and translational research capabilities and are establishing a pipeline of proprietary product candidates with global rights. Our vision is to become a leading global biopharmaceutical company, discovering, developing, manufacturing and commercializing our portfolio in order to impact human health worldwide.

Zai Lab Forward-Looking Statements

This press release contains references to statements about future expectations, plans and prospects for Zai Lab, including, without limitation, statements containing words such as “aim,” “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “seek,” “target,” “potential,” “will,” “would,” “could,” “should,” “continue,” “contemplate” and other similar expressions. Such statements constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are neither historical facts nor assurances of future performance. Forward-looking statements are based on Zai Lab’s expectations and assumptions that Zai Lab believes are reasonable as of the date of this press release and are subject to inherent uncertainties, risks and changes in circumstances that may differ materially from those contemplated by the forward-looking statements. Actual results of operations, financial condition and liquidity, and the development of the industry in which Zai Lab operates may differ materially from those indicated by such forward-looking statements as a result of various important factors, including but not limited to (1) Zai Lab’s ability to successfully commercialize and generate revenue from its approved products; (2) Zai Lab’s ability to finance its operations and business initiatives and obtain funding for such activities, (3) Zai Lab’s results of clinical and pre-clinical development of its product candidates, (4) the content and timing of decisions made by the relevant regulatory authorities regarding regulatory approvals of Zai Lab’s product candidates, (5) the effects of the novel coronavirus (COVID-19) pandemic on general economic, regulatory and political conditions and (6) other factors discussed in Zai Lab’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020, filed on March 1, 2021, and its other filings with the Securities and Exchange Commission. Zai Lab anticipates that subsequent events and developments will cause Zai Lab’s expectations and assumptions to change and undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required by law. These forward-looking statements should not be relied upon as representing Zai Lab’s views as of any date subsequent to the date of this press release.

ZAI LAB CONTACTS:

Zai Lab

Billy Cho,

CFO

+86 21 6163 7322

billy.cho@zailaboratory.com

Media: Ryo Imai / Robert Flamm, Ph.D.

Burns McClellan, on behalf of Zai Lab

212-213-0006, ext. 315 / 364

rimai@burnsmc.com / rflamm@burnsmc.com

Investors: Mike Zanoni

Endurance Advisors, on behalf of Zai Lab

610-442-8570, mzanoni@enduranceadvisors.com